SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary proxy statement               |_| Confidential, For use of the
|X| Definitive proxy statement                    Commission only (as permitted
|_| Definitive additional materials               by Rule 14a-6(e)(2))
|_| Soliciting material pursuant to
    Rule 14a-11(c) or Rule 14a-12


                           Titan Pharmaceuticals, Inc.
                (Name of Registrant as Specified in Its Charter)

                           Titan Pharmaceuticals, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     ___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

(5)  ___________________________________________________________________________
     Total fee paid

|_|  Fee paid previously, with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ___________________________________________________________________________

(2)  Form, schedule or registration statement no.:

     ___________________________________________________________________________

(3)  Filing party:

     ___________________________________________________________________________

(4)  Date filed:

     ___________________________________________________________________________

------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           TITAN PHARMACEUTICALS, INC.
                           400 Oyster Point Boulevard
                                    Suite 505
                      South San Francisco, California 94080

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held July 29, 1997

                                   ----------

To the Shareholders of
Titan Pharmaceuticals, Inc.


     Notice is hereby given that the Annual Meeting of the Shareholders of Titan Pharmaceuticals, Inc. (the "Company") will be held on July 29, 1997 at 8:30 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purpose:


     1.   To elect a board of eight directors;

     2. To approve and ratify a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company increasing from 30,000,000 to 50,000,000 the number of authorized shares of Common Stock;

     3. To approve the appointment of Ernst & Young LLP as the independent auditors of the Company; and

     4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on June 23, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the shareholders entitled to vote at the meeting may be examined at the Company's offices during the ten-day period preceding the meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                 By Order of the Board of Directors,

                                       Louis R. Bucalo, M.D.
                                           President and Chief Executive Officer

Dated: June 25, 1997

                           TITAN PHARMACEUTICALS, INC.
                           400 Oyster Point Boulevard
                                    Suite 505
                      South San Francisco, California 94080

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                   ----------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on July 29, 1997, at 8:30 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.


     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's shareholders is June 25, 1997.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby cancelling any proxy previously given.

                                VOTING SECURITIES


     Only holders of shares of common stock, $.01 par value per share ("Common Stock"), of record at the close of business on June 23, 1997 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 13,046,102 shares of Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Common Stock so represented is necessary to elect the nominees for election as directors and the affirmative vote of a majority of the Common Stock so represented, excluding broker non-votes, is necessary to approve and ratify the proposed amendment to the Amended and Restated Certificate of Incorporation (the "Certificate") and the appointment of Ernst & Young LLP, as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the shareholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of June 23, 1997, certain information concerning the beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to own beneficially five percent or more of the outstanding Common Stock of the Company; (ii) each director; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.

                                                 Shares Beneficially    Percent of Shares
     Name and Address of Beneficial Owner (1)         Owned (2)        Beneficially Owned
     -------------------------------------       ------------------     -----------------
Louis R. Bucalo, M.D. ........................        438,914(3)               3.4%
Ernst-Gunter Afting, M.D., Ph.D. .............          2,500(4)               *
Richard C. Allen, Ph.D. ......................        102,488(4)               *
Sunil Bhonsle ................................        173,648(4)               1.3
Michael K. Hsu ...............................         24,846(5)               *
Hubert Huckel, M.D. ..........................          5,000(4)               *
Marvin E. Jaffe, M.D. ........................          5,000(4)               *
Lindsay A. Rosenwald, M.D. ...................        662,534(6)               5.1
Konrad M. Weis, Ph.D. ........................         54,352(7)               *
Kenneth J. Widder, M.D. ......................         17,737(7)               *
Invesco Trust Company ........................      1,220,538(8)               9.4
  7800 E. Union Avenue
  Denver, CO 80237
All executive officers and directors
  as a group (10) persons ....................      1,487,019(9)              11.4%


----------
*Less than one percent.

(1) Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2) In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of Common Stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(3)  Includes 228,683 shares issuable upon exercise of outstanding options.

(4)  Represents shares issuable upon exercise of outstanding options.

(5) Includes 13,814 shares issuable upon exercise of outstanding options and warrants.

(6)  Includes (i) 90,084  shares held by entities  owned by Mr.  Rosenwald,  and
     (ii) 269,654 shares issuable upon exercise of outstanding options and warrants. Does not include (i) 94,589 shares held by his wife; (ii) 40,536 shares held by his wife in trust for the benefit of their children; (iii) 585,718 shares held by or underlying warrants held by Venturetek L.P., a limited partnership, the limited partners of which include Dr. Rosenwald's wife and children; or (iv) shares underlying Class A Warrants held by The Aries Trust and The Aries Domestic Fund L.P. as to which Dr. Rosenwald serves as investment manager and President of the general partner, respectively. Dr. Rosenwald disclaims beneficial ownership as to all of such shares. See "Certain Transactions."

(7)  Includes 10,117 shares issuable upon exercise of outstanding options.

(8) Represents shares held by three mutual funds managed by Invesco Funds Group, Inc. or Invesco Trust Company.

(9)  See Notes (3) through (7) above.

                               EXECUTIVE OFFICERS

     The following sets forth the names and ages of the executive officers of the Company, their respective positions and offices, and their respective principal occupations or employments during the last five years.

          Name             Age                     Office
         ------            ---                     -------
Louis R. Bucalo, M.D. ...  38    President, Chief Executive Officer and Director
Sunil Bhonsle ...........  47    Executive Vice President and Chief Operating
                                   Officer
Richard C. Allen, Ph.D. .  54    Executive Vice President
Robert E. Farrell .......  47    Executive Vice President and Chief Financial
                                   Officer

     LOUIS R. BUCALO, M.D., is a co-founder of the Company and of each of the Company's operating companies -- Ansan Pharmaceuticals, Inc. ("Ansan"), Ingenex, Inc. ("Ingenex"), ProNeura, Inc. ("ProNeura"), Theracell, Inc. ("Theracell") and Trilex Pharmaceuticals, Inc. ("Trilex") (collectively, the "Operating Companies") -- and has served as the Company's President and Chief Executive Officer since January 1993. Dr. Bucalo has served as a director of the Company since March 1993. Dr. Bucalo also serves as Chairman of the Board of each of the Operating Companies except Theracell and as Chief Executive Officer of ProNeura. From July 1990 to April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc. a biotechnology company. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.

     SUNIL BHONSLE joined the Company as Executive Vice President and Chief Operating Officer in September 1995. Mr. Bhonsle served in various positions, including Vice President and General Manager, Plasma Supply and Manager,
Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

     RICHARD C. ALLEN, PH.D., was appointed Executive Vice President of the Company in August 1995. He also currently serves as President and Chief Executive Officer of Theracell, which he joined in January 1995 and President and Chief Operating Officer of ProNeura. From 1974 until December 1994, Dr.
Allen  was  employed  by  Hoechst-Roussel   Pharmaceuticals,   Inc.  in  various
capacities serving last as Vice President and General Manager of the Neuroscience Strategic Business Unit from June 1991 to December 1994. Dr. Allen holds a Ph.D. in medicinal chemistry and a B.S. in pharmacy from the Medical College of Virginia.

     ROBERT E. FARRELL joined the Company as Executive Vice President and Chief Financial Officer in September 1996. Mr. Farrell was employed by Fresenius USA, Inc. from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President. Mr. Farrell holds a B.A. from the University of Notre Dame and a J.D. from the University of California.

                              ELECTION OF DIRECTORS

     At the meeting, eight directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the eight persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Management.

     The following sets forth the names and ages of the eight nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         Name                         Age                 Position
        ------                        ---                 --------
Louis R. Bucalo, M.D. ..............  38      President, Chief Executive Officer
                                                and Director
Ernst-Gunter Afting, M.D., Ph.D. ...  54      Director
Michael K. Hsu(2) ..................  48      Director
Hubert Huckel, M.D.(3) .............  66      Director

Marvin E. Jaffe, M.D.(2) ...........  61      Director

Lindsay A. Rosenwald, M.D.(1)(3) ...  42      Director
Konrad M. Weis, Ph.D.(1) ...........  68      Director
Kenneth J. Widder, M.D.(1)(3) ......  44      Director

----------
(1)  Member of Executive Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee

     LOUIS R. BUCALO, M.D., see biographical information set forth above under "Executive Officers."

     ERNST-GUNTER AFTING, M.D., PH.D., has served as a director of the Company since May 1996. Dr. Afting has served as the President of the GSF-National Center for Environment and Health, a government research center in Germany since 1995. From 1984 until 1995, he was employed in various capacities by the Hoechst Group, serving as Divisional Head of the Pharmaceuticals Division of the Hoechst Group from 1991 to 1993 and as President and Chief Executive Officer of Roussel Uclaf (a majority owned subsidiary of Hoechst AG) in Paris from 1993 until 1995.

     MICHAEL K. HSU has served as a director of the Company since March 1993. He currently serves as Director of Corporate Finance of National Securities Corporation. Mr. Hsu has been the United States biotechnology venture capital representative for the government of Taiwan, Republic of China for the past 10 years. From November 1994 through October 1995, he served as Director -- Corporate Finance of Coleman and Company Securities. Since March 1989, Mr. Hsu has served as President of APS Bioventures Co., which, until November 1994, was an investment banking division of RAS Securities Corp. Mr. Hsu previously held various executive positions with Steinberg and Lyman Health Care Company, Ventana Venture Growth Fund, Asian Pacific Venture Group (Thailand) and D. Blech Company.

     HUBERT HUCKEL, M.D., has served as a director of the Company since October 1995. From 1964 until his retirement in December 1992, Dr. Huckel served in various positions with The Hoechst Group. At the time of his retirement, he was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and

President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee and Board of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Sano Corporation and Thermogenesis Corp.

     MARVIN E. JAFFE, M.D., has served as a director of the Company since October 1995. From 1988 until April 1994, Dr. Jaffe served as President of R.W. Johnson Pharmaceutical Research Institute where he was responsible for the research and development activities in support of a number of Johnson & Johnson companies, including ORTHO-McNeil Pharmaceuticals, ORTHO Biotech and CILAG. From 1970 until 1988, he was Senior Vice President of Merck Research Laboratories. He currently serves on the Board of Directors of Chiroscience, plc and Immunomedics, Inc.

     LINDSAY A. ROSENWALD, M.D., is a co-founder of the Company and has served as a director of the Company since March 1993. Dr. Rosenwald co-founded Interneuron Pharmaceuticals, Inc. and has served as its Chairman since February 1989. Dr. Rosenwald has been the Chairman and President of The Castle Group, Ltd., a biotechnology and biopharmaceutical venture capital firm, since October 1991, the Chairman and President of Paramount Capital Investment, LLC, a merchant banking firm, since 1995, and the Chairman and President of Paramount Capital, Inc., an investment banking firm, since February 1992. In June 1994, Dr. Rosenwald founded Paramount Capital Asset Management, Inc., a money management firm specializing in the biotechnology and health sciences industry. From 1987 until 1991, Dr. Rosenwald was a Managing Director, Corporate Finance at Blair & Co., an investment banking firm. Dr. Rosenwald also is a director of Ansan, Atlantic Pharmaceuticals, Inc., Avigen, Inc., BioCryst Pharmaceuticals, Inc., Neose Techonolgies, Inc., Sparta Pharmaceuticals, Inc., Vim Rx Pharmaceuticals, Inc. and Xenometrix, Inc., and is Chairman of the Board or a director of a number of privately held companies in the biotechnology or pharmaceutical fields.

     KONRAD M. WEIS, PH.D., has served as a director of the Company since March 1993. Dr. Weis is Honorary Chairman, and from 1974 to 1992 served as President and Chief Executive Officer, of Bayer Corporation, at which time he retired. Dr. Weis serves as a director of PNC Equity Management Company, Michael Baker Company, Visible Genetics Company and Dravo Company.

     KENNETH J. WIDDER, M.D., has served as a director of the Company since March 1993. Dr. Widder has served as Chairman and Chief Executive Officer of Molecular Biosystems, Inc., a company engaged in the development of diagnostic contrast imaging agents for ultrasound, since 1981. Dr. Widder serves on the Board of Directors of Digivision.

Director Compensation

     Non-employee directors are entitled to receive $2,000 for each Board and committee meeting attended, although certain directors forego such fees, and are reimbursed for their expenses in attending such meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor. In addition, directors are entitled to receive options ("Director Options") pursuant to the Company's 1995 Stock Option Plan. Director Options are exercisable in four equal annual installments commencing six months from the date of grant and expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors. In January 1996, each of the Company's current directors other than Dr. Afting received Director Options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share. Dr. Afting received Director Options to purchase 10,000 shares of Common Stock at an exercise price of $8.50 per share when he joined the Board of Directors in May 1996. Immediately after the Annual Meeting of Shareholders, each of the Company's directors will receive Director Options to purchase 2,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant.

Board Committees and Designated Directors

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of the Company between Board meetings, to the extent permitted by law. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's 1995 Stock Option Plan. The Audit Committee reviews the results and scope of the audit and other accounting related matters.

     The Board of Directors met six times during 1996 and also took action by unanimous written consent. The Executive Committee met one time and also took action by unanimous written consent, and the Compensation Committee met three times. Each of the current directors of the Company attended at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) meetings of any Committees of the Board on which such person served which were held during the time such person served.

     The Company has agreed, if requested by D.H. Blair Investment Banking Corp. ("Blair"), to nominate a designee of Blair to the Company's Board of Directors until January 18, 2001.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1996 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 1996, 1995 and 1994:


                           Summary Compensation Table

                                                        Annual Compensation
                                                   -----------------------------
      Name and Principal Position                  Year    Salary       Bonus
      ---------------------------                  ----   --------   -----------

Louis R. Bucalo ................................   1996   $210,000   $ 42,000(3)
  President and Chief Executive Officer(1)         1995   $188,000   $      0
                                                   1994   $206,000   $ 35,000

Sunil Bhonsle ..................................   1996   $185,000   $  9,250(3)
  Executive Vice President and                     1995   $ 50,104   $      0
  Chief Operating Officer(1)                       1994   $      0   $      0

Richard C. Allen ...............................   1996   $185,000   $ 15,500(3)
  Executive Vice President(2)                      1995   $166,000   $      0
                                                   1994   $      0   $      0

----------

(1) A portion of the cash compensation paid to Dr. Bucalo and Mr. Bhonsle is allocable to the Operating Companies during 1996 and 1995 pursuant to management services arrangements between the Company and the Operating Companies.


(2) Dr. Allen also serves as President and Chief Executive Officer of Theracell and President and Chief Operating Officer of ProNeura. Dr. Allen receives his entire salary from Theracell which he joined in January 1995.


(3) Bonuses pertain to fiscal year 1995 and have been accrued by the Company. Bonuses will be paid (with interest at the rate of prime plus 1% commencing May 1, 1996) only if (i) one-half of the warrants issued in the Company's initial public offering in January 1996 have been exercised by December 31, 1997 or (ii) the Company completes a financing of at least $7 million in gross proceeds.

                        Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 1996. No stock appreciation rights were granted to these individuals during such year.

                                                 Individual Grant
                      Number of    ---------------------------------------------
                     Securities
                     Underlying       % of Total
                       Options     Options Granted    Exercise or
                       Granted       to Employees    in Base Price    Expiration
      Name             (#)(1)        Fiscal Year      ($/Sh) (2)         Date
      -----         ------------   --------------    ------------     ----------

Louis R. Bucalo ...     10,000            1.0%          $5.00         01/18/2001
                       104,100           10.2%          $7.13         04/02/2006
                       433,088        (2)42.6%         $10.75         08/06/2006

Sunil Bhonsle .....     42,200            4.2%          $7.13         04/02/2006
                       175,086        (2)17.2%         $10.75         08/06/2006

Richard C. Allen ..     13,700            1.3%          $7.13         04/02/2006
                        61,961         (2)6.1%         $10.75         08/06/2006

----------
(1) The exercise price may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchase shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.


(2) One-half of the shares of Common Stock issuable upon exercise of the options is subject to repurchase by the Company at $10.75 unless (i) one-half of the warrants issued in the Company's initial public offering in January 1996 have been exercised by December 31, 1997 or (ii) there is a 50% increase in the Company's unit value or market capitalization between August 2, 1996 and December 31, 1997.


                 Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1996 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                   Number of Securities                  Value of
                                                  Underlying Unexercised          Unexercised in-the-Money
                                Shares             Options at FY-End (#)             Options at FY-End(1)
                               Acquired       ------------------------------    -----------------------------
      Name                  on Exercise(#)    Exercisable   Unexercisable(2)    Exercisable   Unexercisable(2)
      -----                 -------------     -----------   ----------------    -----------   ---------------
Louis R. Bucalo ..........        -0-           113,640           515,303         $470,461        $304,875
Sunil Bhonsle ............        -0-            50,576           282,523         $207,653        $638,721
Richard C. Allen .........        -0-            47,415            86,152         $109,107        $305,789


----------
(1) Based on the fair market value of the Company's Common Stock at year-end, $8.25 per share, less the exercise price payable for such shares.

(2) Options are immediately exercisable for all the option shares; however, since a portion of the shares purchasable upon exercise of the options are subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service, such options are deemed unexercisable for purposes of this table.

Employment Agreements

     The Company is a party to employment agreements with each of Dr. Bucalo, President and Chief Executive Officer, Sunil Bhonsle, Executive Vice President and Chief Operating Officer of the Company, Robert E. Farrell, Executive Vice President and Chief Financial Officer of the Company, and Richard C. Allen, Executive Vice President of the Company. All of the agreements contain confidentiality provisions.

     The agreement with Dr. Bucalo expires in February 1999 and provides for a current base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 20% at the discretion of the Board of Directors. In the event of the termination of the agreement with Dr. Bucalo, other than for reasons specified therein, the Company is obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or 18 months.

     The agreement with Mr. Bhonsle provides for a base annual salary of $185,000 subject to automatic annual increases, based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event Mr. Bhonsle's employment is terminated other than for "good cause" (as defined), the Company is obligated to make severance payments equal to his base annual salary for between six and nine months. Mr. Bhonsle has also been granted certain options that vest over five years if he remains employed by the Company.

     The agreement with Mr. Farrell provides for a base annual salary of $185,000 subject to automatic annual increases, based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event Mr. Farrell's employment is terminated other than for "good cause" (as defined), the Company is obligated to make severance payments equal to his base annual salary for between six and nine months. Mr. Farrell has also been granted certain options that vest over five years if he remains employed by the Company.

     Dr. Allen receives no salary from the Company (his primary compensation is from Theracell) but has been granted certain stock options which vest over five years if he remains employed by the Company.

     The Company has agreed with Blair that notwithstanding the provisions of the foregoing employment agreements, the compensation of the executive officers who were employed at the time of the Company's initial public offering in January 1996 will not increase from current levels prior to August 23, 1997.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                             SECURITIES ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms filed by such reporting persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     In March and April 1993, the Company borrowed an aggregate of $700,000 from Dr. Lindsay A. Rosenwald, the co-founder and a director of the Company. See "Principal Shareholders." The loan was evidenced by 10% promissory notes payable on demand. The lender received warrants which are currently exercisable to purchase an aggregate of 20,355 shares of Common Stock at an exercise price of $4.50 per share. In June 1995, the notes, together with accrued interest, were cancelled in consideration of the issuance to Dr. Rosenwald of shares of Series A Preferred Stock which subsequently converted into 215,135 shares of Common Stock.

     In April and May 1993, Dr. Rosenwald made loans to the Company in the aggregate principal amount of $1,014,000. Such loans were repaid, together with accrued interest at the rate of 7% per annum, from the proceeds of the private placement of Series A Preferred Stock described below.

     Between July and November 1993, Paramount Capital, Inc. ("Paramount") acted as placement agent in connection with the Company's private placement of Series A Preferred Stock. Paramount received $1,729,575 in commissions and a $576,525 expense allowance in consideration for its services. In addition, designees of Paramount received warrants to purchase Series A Preferred Stock in connection with the private placement which currently represent warrants to purchase an aggregate of 469,107 shares of Common Stock exercisable at $4.50 per share. Dr. Rosenwald serves as the President and Chairman of Paramount. Dr. Rosenwald received warrants to purchase 221,221 of the aforementioned shares of Common Stock.

     In January 1995, the Company agreed to issue warrants to purchase an aggregate of 7,395 shares of Common Stock at an exercise price of $3.25 per share to Ray Dirks Research ("RDR") or its designees for services rendered in connection with a license transaction. Michael Hsu, a director of the Company, serves as a consultant to RDR and received one-half of such warrants.

     In February 1995, Paramount acted as placement agent in connection with the Company's private placement of Series B Preferred Stock. Paramount received $103,125 in commissions and a $45,375 expense allowance for services rendered in connection with such private placement. In addition, designees of Paramount received Series B Preferred Stock purchase warrants which currently represent warrants to purchase an aggregate of 46,350 shares of Common Stock at an exercise price of $3.92 per share. Dr. Rosenwald received warrants to purchase 17,961 of such shares.

     Between August and October 1995, The Aries Domestic Fund L.P. and The Aries Trust loaned the Company an aggregate of $250,000 evidenced by the promissory notes (the "Investor Notes") which bore interest at the rate of 12% per annum and were payable on the earlier of the closing of an initial public offering or one year from the date of issuance. In accordance with their terms, the principal amount of the Investor Notes was converted into $250,000 principal amount of 10% promissory notes (the "Bridge Notes") and 125,000 Class A Warrants as part of a bridge financing completed in October 1995. Accrued interest on the Investor Notes was repaid in January, 1996. Repayment of the principal and accrued interest on the Bridge Notes was made upon completion of the Company's initial public offering in January 1996. Dr. Rosenwald is the President of the general partner of The Aries Domestic Fund L.P. and serves as investment manager for The Aries Trust.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted and recommends to the shareholders approval of a proposed amendment to the Company's Certificate to increase the authorized number of shares of Common Stock from 30,000,000 to 50,000,000. The proposed increase in the authorized numbers of shares of Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares of Common Stock is available for general corporate needs.

     As of June 23, 1997, in addition to the 13,046,102 shares of Common Stock outstanding, the Company had (i) an aggregate of 1,611,437 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1993 and 1995 Stock Option Plans, of which options to purchase 1,391,572 shares of Common Stock are outstanding and (ii) 8,795,522 shares of Common Stock issuable upon exercise of other outstanding options and warrants; leaving approximately 6,546,939 additional shares of Common Stock available for issuance. If the amendment to the Certificate is approved, there will be 26,546,939 authorized shares of Common Stock available for issuance, on such terms and conditions as may be determined by the Board of Directors.

     While the Company has no specific plans, arrangements, or agreements to issue shares of Common Stock other than those described above, the Board of Directors believes it is advisable and in the best interests of the Company to have available authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional authorized shares of Common Stock will benefit the Company by providing flexibility to the Board of Directors without further action or authorization by shareholders (except as required by law), in responding to business needs and opportunities as they arise, or for other proper corporate purposes. These corporate purposes might include acquisitions of property, technology rights or securities of other corporations, stock dividends, stock splits, employee stock options, convertible debt financings, the obtaining of capital funds through public and private offerings of shares of Common Stock or of securities convertible into technologies or other assets, or to compensate employees or retain consultants. The issuance of any additional shares of Common Stock will be on terms deemed to be, at the time of such issuances, in the best interests of the Company and its shareholders. If such additional authorized shares of Common Stock are subsequently issued to other than existing shareholders, the percentage interest of existing shareholders in the Company will be reduced. Holders of shares of Common Stock have no pre-emptive rights with respect to future issuances of shares of Common Stock.

     The Board of Directors is not aware of any attempt to gain control of the Company nor is it recommending this amendment to increase the number of authorized shares of Common Stock in response to any specific effort to obtain control of the Company. The proposed amendment to increase the number of authorized shares of Common Stock is not designed as nor intended to be an anti-takeover measure; however the authorized but unissued shares of Common Stock could be used by incumbent management to make a change in control of the Company more difficult and time-consuming. Under certain circumstances, such unissued shares of Common Stock could be used to create obstacles or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company with a view to instituting a merger, sale of all or part of the Company's assets, or other similar transaction which may not be in the best interest of the shareholders.

     It is expected that the proposed amendment, if approved by the shareholders, will be made effective on or about August 4, 1997 by the filing and recording of an appropriate Certificate of Amendment as required under Delaware law.

     The Board of Directors recommends a vote FOR the proposed amendment, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the amendment.

                       APPOINTMENT OF INDEPENDENT AUDITORS


     The Management of the Company recommends the appointment of Ernst & Young LLP, as the Company's independent auditors. Ernst & Young LLP has been the Company's auditors for the past three fiscal years and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.


                                     GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1996 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Robert E. Farrell, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

                              SHAREHOLDER PROPOSALS

     The Annual Meeting of Shareholders for the fiscal year ending December 31, 1997 is expected to be held in June 1998. All proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's executive office no later than April 25, 1998, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                 By Order of the Board of Directors,

                                       Louis R. Bucalo, M.D.
                                           President and Chief Executive Officer

Dated: June 25, 1997

PROXY

                           TITAN PHARMACEUTICALS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

           This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Dr. Louis R. Bucalo or Sunil Bhonsle as proxy to represent the undersigned at the Annual Meeting of Shareholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on July 29, 1997 at 8:30 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.


     1. Election of Directors
        FOR all nominees listed below  [ ]            WITHHOLDING AUTHORITY  [ ]
        (except as marked to the contrary below)      to vote for all nominees
                                                      listed below


       Louis R. Bucalo, M.D., Ernst-Gunter Afting, M.D., Ph.D., Michael K. Hsu, Hubert Huckel, M.D., Marvin E. Jaffe, M.D., Lindsay A. Rosenwald, M.D., Konrad M. Weis, Ph.D. and Kenneth J. Widder, M.D.


 (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

________________________________________________________________________________

     2. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase from 30,000,000 to 50,000,000 the number of authorized shares of Common Stock

        FOR  [ ]                   AGAINST  [ ]                   ABSTAIN  [ ]

     3. Approval and ratification of the appointment of Ernst & Young LLP as independent auditors.

        FOR  [ ]                   AGAINST  [ ]                   ABSTAIN  [ ]

     The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees, FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation and FOR the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

     If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.


                                       DATED:_____________________________, 1997

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signature if held jointly

                                       (Please date, sign as name appears at the
                                       left, and return promptly.  If the shares
                                       are  registered  in the  names  of two or
                                       more  persons,  each person  should sign.
                                       When   signing  as   Corporate   Officer,
                                       Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)